Exhibit 1.3






                                UNDERWRITING AGREEMENT






                                                          ________ __, 19__

          ConAgra Capital, L.C.
          ConAgra, Inc.
               c/o ConAgra, Inc.
               ConAgra Center
               One Central Park Plaza
               Omaha, Nebraska  68102

          Dear Sirs:

                    We   (the  "Underwriters")   understand  that   ConAgra
          Capital, L.C., an Iowa limited liability company (the "Company"), proposes to issue and sell [indicate aggregate amount of Firm Preferred Securities] Series Preferred Membership Interests of [Full title of Securities, including liquidation preference] (the "Firm Offered Securities"), guaranteed by ConAgra, Inc. ("ConAgra") to the extent set forth in the Prospectus Supplement (as defined below) and Prospectus (as defined below). The Company also proposes to issue and sell to the several Underwriters not more than an additional [indicate aggregate amount of Additional Preferred Securities] Series Preferred
          Membership Interests of [Full title of Securities, including liquidation preference] (the "Additional Offered Securities" and, together with the "Firm Offered Securities", the "Offered Securities"), guaranteed by ConAgra as aforesaid, to the extent Smith Barney Shearson Inc., as manager (the "Manager") of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Article I contained in the document entitled ConAgra Capital Underwriting Agreement Standard Provisions (Preferred Securities) dated ________, 1994, which was filed as an exhibit to the Company's and ConAgra's Registration Statement (33-_____) (the "Standard Provisions").

                    Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell, ConAgra agrees to guarantee as aforesaid and the Underwriters agree to purchase, severally and not jointly, the amount of such Firm Offered Securities set forth below opposite their names at a purchase price of $_____ per Offered Security (the "Purchase Price") plus accrued distributions from [Date of Securities], to the date of payment and delivery:


               Name                                           Amount

          Smith Barney Shearson Inc.



                                   Total . . . . . . . . .
                                                            ===========

                    Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell to the Underwriters and ConAgra agrees to guarantee as aforesaid the Additional Offered Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to [aggregate amount of Additional Offered Securities] at the Purchase Price plus accrued distributions, if any. If any Additional Offered Securities are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the amount of Additional Offered Securities (subject to such adjustments to eliminate fractional securities as the Manager may determine) that bears the same proportion to the total amount of Additional Offered Securities to be purchased as the amount of Firm Offered Securities set forth above opposite the name of such Underwriter bears to the total amount of Firm Offered Securities.

                    The Underwriters will pay for such Firm Offered Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at
               A.M. (New York City time) on [Closing Date] or at such other time, not later than ________ __, 19__ as shall be designated by the Company and the Manager. The time and date of such payment are hereinafter referred to as the Closing Date.

                    The Underwriters will pay for any such Additional Offered Securities upon delivery thereof at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017
          at       A.M. (New  York  City time)  on  such date  as shall  be
          designated by the Manager (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than the record date for the first distribution on the Firm Offered Securities). The time and date of such payment are hereinafter referred to as the Option Closing Date. The notice of the determination to exercise the option to purchase Additional Offered Securities and of the Option Closing Date may be given at any time after the date of this Agreement, provided
                                                                   ________
          that the date of such notice shall be no later than 12:00 noon, New York time, on the business day prior the last date on which the Option Closing Date may occur.














                    The Offered Securities shall have the terms set forth in the Company's and ConAgra's Prospectus Supplement dated [Date of Prospectus Supplement] relating to the Offered Securities and the Prospectus dated _______ ___, 1994 particularly as follows:


               Maturity:                ________ __, 19__
               Distribution Rate:       ___% per annum

               Distribution Payment
               Dates:                   ________ __, and ______ __,
                                        commencing ______ __, 19__
                                        [(Distributions accrue from
                                        ________ __, 19__)]




                    All the provisions contained in the Standard Provisions (Preferred Securities) a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that the term "Manager" as used therein shall, for purposes of this Agreement, mean Smith Barney Shearson Inc.

                    [The following terms and conditions supplement the Standard Provisions, and to the extent inconsistent therewith, replace the terms and conditions of the Standard Provisions:]



                    Please confirm  your agreement by having  an authorized
          officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.


                              Very truly yours,

                              SMITH BARNEY SHEARSON INC.

                              On behalf of itself and the other
                              Underwriters named herein

                              By:  SMITH BARNEY SHEARSON INC.


                              By:
                                  Name:
                                  Title:
















          Accepted as of the date
          written above:

          CONAGRA CAPITAL, L.C.

          By: CP Nebraska, Inc., a Nebraska
              corporation, as Managing Member


          By:
               Name:
               Title:

          By: HW Nebraska, Inc., a Nebraska
              corporation, as Managing Member


          By:
               Name:
               Title:

          CONAGRA, INC.


          By:
               Name:
               Title:















































                     ConAgra Capital, L.C. Underwriting Agreement
                      Standard Provisions (Preferred Securities)




                                                            March ___, 1994





                    From time to time, ConAgra Capital, L.C., an Iowa limited liability company (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.


                                         I.

                    The Company proposes to issue from time  to time Series
          Preferred Membership Interests (the "Securities") in one or more series pursuant to written action or actions of HW Nebraska, Inc., a Nebraska corporation, and CP Nebraska, Inc., a Nebraska corporation, as managers (the "Managing Members") of the Company, taken under the Limited Liability Company Operating Agreement (the "Operating Agreement") dated as of March ___, 1994, among the Managing Members and the other members of the Company (collectively, the "Members"). The Securities will be guaranteed by ConAgra, Inc., a Delaware corporation ("ConAgra"), to the extent set forth in a Payment and Guarantee Agreement (the "Guarantee") dated as of ________ ___, 1994. The proceeds from the sale of the Securities will be used by the Company to purchase debentures (the "Debentures") issued by ConAgra pursuant to the Subordinated Indenture (the "Indenture") dated as of March 10, 1994 between ConAgra and First Trust National Association, as Trustee (the "Trustee"). The Securities may, in certain circumstances, be exchangeable for Debentures. The Securities will have varying designations, voting rights, distribution rates and times of payment of distributions, liquidation preferences, selling prices, redemption terms and exchange terms. The














          Debentures will have varying designations, maturities, principal amounts, rates and times of payment of interest, selling prices and redemption terms.

                    The Company and ConAgra have filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and have filed with or will promptly hereafter file with the Commission a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933. The term Registration Statement means the registration statement, including the exhibits thereto, as amended to the date of the Underwriting Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement or supplements specifically relating to the Offered Securities, as filed with or promptly hereafter filed with the Commission pursuant to Rule 424. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

                    The term Firm Underwriters' Securities means the Firm Offered Securities to be purchased by the Underwriters herein. The term Additional Underwriters' Securities means the Additional Offered Securities, if any, that the Underwriters will have the right to purchase, severally and not jointly, solely for the purpose of covering over-allotments made in connection with the offering of the Firm Underwriters' Securities. The Firm Underwriters' Securities and the Additional Underwriters'
          Securities are referred to herein as the Underwriters' Securities. The term Contract Securities means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.


                                         II.

                    If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the amount














          of  Contract Securities.    The Underwriters  will  not have  any
          responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

                    If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the amount of Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be other than pro rata and so advises the Company.


                                        III.

                    The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.


                                         IV.

                    Payment for the Underwriters' Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Firm Underwriters' Securities are herein referred to as the Closing Date. The time and date of such payment and delivery with respect to the Additional Underwriters' Securities are herein referred to as the Option Closing Date.


                                         V.

                    The several obligations of the Underwriters hereunder are subject to the following conditions:

                    (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; there shall have been no material adverse change, or any development involving a prospective material adverse change, in the condition of














               ConAgra and its subsidiaries, considered as one enterprise, from that set forth in the Registration Statement and the Prospectus; and there shall not have been any announcement by any "nationally recognized statistical rating organization", as defined for purposes of Rule 436(g) under the Securities Act of 1933, that (i) it is downgrading its rating assigned to any debt securities of ConAgra or any securities of the Company or (ii) it is reviewing its rating assigned to any debt securities of ConAgra or any securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined; and the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of ConAgra, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

                    (b) The Manager shall have received on the Closing Date an opinion of counsel for ConAgra and the Company identified in Exhibit A hereto, dated the Closing Date, to the effect set forth in Exhibit A.

                    (c) The Manager shall have received on the Closing Date an opinion of Iowa counsel for the Company identified in Exhibit B hereto, dated the Closing Date, to the effect set forth in Exhibit B.

                    (d) The Manager shall have received on the Closing Date an opinion of counsel for the Underwriters identified in Exhibit C hereto, dated the Closing Date, to the effect set forth in Exhibit C.

                    (e) The Manager shall have received on the date of the Underwriting Agreement and on the Closing Date, letters dated the date of the Underwriting Agreement and the Closing Date in form and substance satisfactory to the Manager, from ConAgra's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

                    The several obligations of the Underwriters to purchase Additional Underwriters' Securities hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of ConAgra and the Company, the due authorization and issuance of the Additional Underwriters' Securities and Debentures relating thereto and other matters related to the issuance of the Additional Underwriters' Securities.

                                         VI.















                    In further consideration of the agreements of the Underwriters contained in this Agreement, ConAgra and the Company covenant as follows:

                    (a)   To  furnish the  Manager,  without charge,  three
               copies of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by ConAgra or the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference in the Prospectus.

                    (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

                     (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                    (d) To arrange in cooperation with you to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification.

                    (e) To make generally available to the Company's security holders as soon as practicable an earning statement of ConAgra, which may be unaudited, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933 and the applicable rules and regulations thereunder.
















                    (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the date 90 days after the later of the Closing Date and the Option Closing Date, not to offer, sell, contract to sell or otherwise dispose of any Offered Securities, any preferred stock or any other securities (including any backup undertakings) of ConAgra or any preferred interests or any other securities of the Company, in each case that are substantially similar to the Offered Securities, or any securities convertible into or exchangeable for the Offered Securities or such substantially similar securities of either ConAgra or the Guarantor, without the prior written consent of the Manager.

                    (g) To use its best efforts to accomplish the listing, subject to notice of listing, of the Offered Securities on the New York Stock Exchange.


                                        VII.

                    Each of ConAgra and the Company represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the registration statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Offered Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to (a) that part of the Registration Statement that constitutes the Statements of
          Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of First Trust National Association, as Trustee under the Indenture and of The Chase Manhattan Bank (National Association), as Trustee under the indenture dated as of October 8, 1990, or (b) statements or omissions in the
          Registration  Statement,   any  preliminary  prospectus   or  the














          Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

                    Each of Conagra and the Company jointly and severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities (including the reasonable fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Article VI hereof and as amended or supplemented if ConAgra or the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by (i) any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to ConAgra or the Company in writing by any Underwriter expressly for use therein or (ii) the fact that an Underwriter, as principal, sold Offered Securities to a person, or Offered Securities were sold to a person solicited by an Underwriter, to whom there was not sent or given a copy of the Prospectus as amended or supplemented to the date of such sale (excluding documents incorporated by reference) at or prior to the confirmation of such sale and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Prospectus was corrected in the Prospectus as so amended or supplemented, provided that ConAgra or the Company has delivered the Prospectus as so amended or supplemented to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

                    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless ConAgra, its directors, its officers who sign the Registration Statement, the Company, the persons who sign the Registration Statement on the Company's behalf and each person, if any, who controls ConAgra or the Company to the same extent as the foregoing indemnity from ConAgra and the Company to each Underwriter, but only with reference to (i) information relating to such Underwriter furnished to ConAgra or the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus and (ii) the omission described in (ii) of the immediately preceding paragraph.

                    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Smith Barney Shearson Inc. in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release by such settling plaintiff of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                    If the indemnification provided for in this Article VII under the second or third paragraphs hereof is unavailable in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by ConAgra and the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of ConAgra and the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by ConAgra and the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters in respect thereof, in each case as set forth in the table on the cover of the Prospectus. The relative fault of ConAgra and the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by ConAgra or the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    ConAgra, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
          Article VII were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of
          1933) shall be  entitled to contribution from any  person who was
          not   guilty  of  such   fraudulent  misrepresentation.       The
          Underwriters' obligations to contribute pursuant to this Article VII are several, in proportion to the respective amounts of Offered Securities purchased by each of such Underwriters, and not joint. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                    The indemnity and contribution agreements contained in this Article VII and the representations and warranties of














          ConAgra and the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of ConAgra, its directors or officers, the Company, the persons who sign the Registration Statement on the Company's behalf or any person controlling ConAgra or the Company and (iii) acceptance of and payment for any of the Offered Securities.


                                        VIII.

                    This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or The Nasdaq national market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Manager, impracticable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.


                                         IX.

                    If  on  the  Closing  Date  any  one  or  more  of  the
          Underwriters shall fail or refuse to purchase Underwriters' Securities that it or they have agreed to purchase on such date, and the aggregate amount of Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Underwriters' Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respect names in the Underwriting Agreement bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Underwriters' Securities that any Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this
          Article IX by an amount in excess of one-ninth of such amount of Underwriters' Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Underwriters' Securities and the aggregate amount of Underwriters' Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Underwriters' Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Underwriters' Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                    If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of ConAgra or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason ConAgra or the Company shall be unable to perform its obligations under this Agreement, ConAgra or the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

                    In all dealings hereunder, the Manager shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely on any statement, request, notice or agreement on behalf of any Underwriter made or given by the Manager.

                    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.



























                                                                 Schedule I





                              DELAYED DELIVERY CONTRACT



                                                  ________, 199_

          Dear Sirs:

                    The undersigned hereby agrees to purchase from ConAgra Capital, L.C., an Iowa limited liability company (the "Company"), and the Company agrees to sell to the undersigned and ConAgra, Inc. ("ConAgra") agrees to guarantee to the extent set forth in the Company's and ConAgra's Prospectus dated ____________, 1994 (the "Prospectus") and Prospectus Supplement dated _______________, 19__ (the "Prospectus Supplement") the Company's securities described in Schedule A annexed hereto (the "Securities"), offered by the Prospectus and Prospectus Supplement, receipt of copies of which are hereby acknowledged, at a purchase price stated in Schedule A and on the further terms and conditions set forth in this Agreement. The undersigned does not contemplate selling Securities prior to making payment therefor.

                    The  undersigned   will  purchase   from  the   Company
          Securities  in the  amount on  the  delivery dates  set forth  in
          Schedule A. Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date."

                    Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, N.Y., at 10:00 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

                    The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the














          "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned as its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

                    Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this agreement.

                    This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                    If this Agreement is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding agreement, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.












































                    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.


                                   Yours very truly,


                                   ___________________________
                                           (Purchaser)


                                   By ________________________

                                   ___________________________
                                           (Title)

                                   ___________________________

                                   ___________________________
                                           (Address)


          Accepted:

          CONAGRA CAPITAL, L.C.

          By: CP Nebraska, Inc., a Nebraska
              corporation, as Managing Member


          By:
               Name:
               Title:

          By: HW Nebraska, Inc., a Nebraska
              corporation, as Managing Member


          By:
               Name:
               Title:

          CONAGRA, INC.


          By:
               Name:
               Title:


                   PURCHASER --- PLEASE COMPLETE AT TIME OF SIGNING
















                    The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)


                                  Telephone No.
                Name          (Including Area Code)      Department

          ________________      _______________     _________________



























































                                      SCHEDULE A




          Securities:








          Amounts to be Purchased:








          Purchase Price:








          Delivery Dates:


































                                                                  Exhibit A




                          Opinion of McGrath, North, Mullin
                  & Kratz, P.C., counsel to ConAgra and the Company



                    The opinion of McGrath, North, Mullin & Kratz, P.C., counsel to ConAgra and the Company, to be delivered pursuant to
          Article V, paragraph (b) of the document entitled ConAgra Capital, L.C. Underwriting Agreement Standard Provisions (Preferred Securities) shall be to the effect that:


                    (i) ConAgra has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on ConAgra and its subsidiaries, considered as one enterprise,

                   (ii) each of HW Nebraska, Inc., CP Nebraska, Inc., ConAgra Poultry Company and Hunt-Wesson, Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on ConAgra and its subsidiaries, considered as one enterprise,

                  (iii) the Indenture has been duly authorized, executed and delivered by ConAgra and is a valid and binding agreement of ConAgra and has been duly qualified under the Trust Indenture Act of 1939,

                   (iv) the Debentures have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Company, will be valid and binding obligations of ConAgra and will be entitled to the benefits of the Indenture in accordance with their respective terms,

                    (v)     the  Underwriting   Agreement  has   been  duly
               authorized, executed and delivered by ConAgra,















                    (vi) the Operating Agreement has been duly authorized by HW Nebraska, Inc. and CP Nebraska, Inc.,

                   (vii) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended,

                  (viii) the Debentures and the Guarantee conform as to legal matters to the description thereof contained in the Prospectus, as then amended or supplemented, if applicable, under the captions "Description of the Debentures", "Certain Terms of the Series __ Debentures" and "Description of the Guarantee", as the case may be,

                    (ix) the Registration Statement, and any amendments thereto, is effective under the Securities Act of 1933, and to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened by the Securities and Exchange Commission,

                     (x) the execution, delivery and performance of the Underwriting Agreement, the Debentures, the Indenture, the Operating Agreement, the Guarantee and the Agreement as to Expenses and Liabilities dated as of March __, 1994 between ConAgra and the Company (the "Expense Agreement") will not contravene any provision of applicable law or the certificate of incorporation or by-laws of ConAgra or, to the knowledge of such counsel, any agreement or other instrument binding upon ConAgra, and no consent, approval or authorization of any governmental body or agency is required for the performance by ConAgra of its obligations under the Underwriting Agreement, the Debentures, the Indenture, the Guarantee or the Expense Agreement except such as may be required under the Securities Act of 1933, Securities Exchange Act of 1934 or the Trust Indenture Act of 1939, which have been obtained, and such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Offered Securities by the Underwriters,

                   (xi)      the  statements   in   the   Prospectus  under
               "Description of the Guarantee", "Description of the Debentures", "Certain Terms of the Series __ Debentures", "Plan of Distribution" and "Underwriting", insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents,

                    (xii) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which ConAgra or any of its subsidiaries is a party or to which any of the properties of ConAgra or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required; and

                   (xiii) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Registration Statement and Prospects (except for financial statements and schedules and other financial data included therein or incorporated therein by reference as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with such Act and the rules and regulations thereunder, (2) does not believe that (except for the financial statements and schedules and other financial data contained therein or incorporated therein by reference, as to which such counsel need not express any belief) any part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act of 1933 relating to the Offered Securities, when such part became effective or as of the date of the Underwriting Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion the Registration Statement and Prospectus, as amended or supplemented, if applicable (except for financial statements and schedules and other financial data included therein or incorporated therein by reference as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder and (4) does not believe that (except for the financial statements and schedules and other financial data contained therein or incorporated therein by reference as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (including the documents incorporated by reference therein) and review and discussions of the contents thereof, but are without independent check or verification except as specified..

















                                                       Exhibit B




                        Opinion of Dickinson, Mackaman, Tyler
                      & Hagen, P.C., Iowa counsel to the Company



                    The opinion of Dickinson, Mackaman, Tyler & Hagen, P.C., Iowa counsel to the Company, to be delivered pursuant to
          Article V, paragraph (c) of the document entitled ConAgra Capital, L.C. Underwriting Agreement Standard Provisions (Preferred Securities) shall be to the effect that:

                    (i) The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Iowa,

                  (ii) assuming the due authorization of the Operating Agreement by the Managing Members, the Operating Agreement has been duly executed and delivered and is a valid and binding agreement of the Members (as defined in the Operating Agreement),

                   (iii) the Offered Securities have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will represent valid, fully paid and nonassessable limited membership interests in the Company, as to which the holders thereof (the "Preferred Members"), in their capacity as Preferred Members of the Company, will have no liability solely by reason of being Preferred Members in excess of their share of the Company's assets and undistributed profits, and the issuance of such Offered Securities is not subject to any preemptive or similar rights,

                    (iv)     the  Underwriting  Agreement   has  been  duly
               authorized, executed and delivered by the Company,

                     (v) the Offered Securities conform as to legal matters to the description thereof contained in the Prospectus, as then amended or supplemented, if applicable, under the caption "Description of Preferred Securities" and "Certain Terms of the Series __ Preferred Securities",

                    (vi) the execution, delivery and performance of the Underwriting Agreement, the Operating Agreement and the Agreement as to Expenses and Liabilities dated as of March __, 1994 between ConAgra and the Company (the "Expense Agreement") will not contravene any provision of applicable law or the articles of organization of the Company or, to the knowledge of such counsel, any agreement or other instrument binding upon the Company, and no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Offered Securities and the Operating Agreement, except such as may be required under the Securities Act of 1933, Securities Exchange Act of 1934 or the Trust Indenture Act of 1939, and such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Offered Securities by the Underwriters, and

                   (vii) the statements in the Prospectus under "Description of Preferred Securities" and "Certain Terms of the Series __ Preferred Securities", insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents.

















































                                                            Exhibit C





                          Opinion of Davis Polk & Wardwell,
                             Counsel for the Underwriters





                    The opinion of Davis Polk & Wardwell, counsel for the Underwriters, to be delivered pursuant to Article V, paragraph
          (d) of the document entitled ConAgra Capital, L.C. Underwriting Agreement Standard Provisions (Preferred Securities) shall be to the effect that:

                    (i) the Indenture has been duly authorized, executed and delivered by ConAgra and is a valid and binding agreement of ConAgra and has been duly qualified under the Trust Indenture Act of 1939,

                   (ii) the Debentures have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Company, will be valid and binding obligations of ConAgra and will be entitled to the benefits of the Indenture in accordance with their respective terms,

                  (iii)     the  Underwriting  Agreement   has  been   duly
               authorized, executed and delivered by ConAgra and the Company,

                   (iv) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended,

                    (v)    the  statements  in  the  Prospectus  under  the
               captions "Description of Preferred Securities", "Certain Terms of the Series __ Preferred Securities", "Description of the Debentures", "Certain Terms of the Series __ Debentures", "Plan of Distribution", "Underwriting" and "Certain United States Federal Income Tax Consequences", insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents,

                   (vi) the Debentures, the Guarantee and the Preferred Securities conform as to legal matters to the description thereof contained in the Prospectus, as amended or supplemented, if applicable, under the captions "Description
               of  the  Debentures"  and  "Description  of   the  Preferred
               Securities", respectively, and

                  (vii) such counsel (1) does not believe that (except for the financial statements and schedules and other financial data contained therein or incorporated therein by reference, as to which such counsel need not express any belief) any part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act of 1933 relating to the Offered Securities, when such part became effective or as of the date of the Underwriting Agreement, (2) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except for financial statements and schedules and other financial data contained therein or incorporated therein by reference as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder and (3) does not believe that (except for the financial statements and schedules and other financial data contained therein or incorporated therein by reference as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, if applicable, contains any untrue statement or a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the documents incorporated by reference therein) and review and discussions of the contents thereof, but are without independent check or verification except as specified.